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                                                             EXHIBIT 23.1


Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-31419) of McDonnell Douglas Finance Corporation and in the related Prospectuses of our report dated January 17, 1995, with respect to the consolidated financial statements, schedules and selected financial data of McDonnell Douglas Finance Corporation included in this Form 10-K for the year ended December 31, 1994.




/s/ Ernst & Young LLP

Orange County, California
March 30, 1995